LOCKUP AGREEMENT

February 26, 2010

Golden Century Resources Limited
Suite 1200, 1000 N. West Street
Wilmington, DE 19801

Dear Sirs:

For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the parties hereto, the undersigned Hong Yang (the "**Shareholder**"), Au Chi Shung and Golden Century Resources Limited ("**Golden Century**") hereby enter into this lockup agreement.

The Shareholder represents and warrants that she beneficially owns, directly or indirectly 631,390 common shares of Golden Century (the "**Locked Up Shares**").

In consideration of the foregoing, the Shareholder agrees that until the earlier of: (i) 5:00 p.m. (Vancouver time) on the first anniversary of the date hereof, or (ii) the date that is one day after the day that the common shares of Golden Century shall have completed trading at $5.00 or higher based on a 20 day volume weighted average trading price on the TSX-V (or any other North American stock exchange where the common shares of Golden Century are listed for trading), the undersigned will not, directly or indirectly, without the prior written consent of David Cheng Lee and Hong Yang, acting in their capacity as directors or officers of Golden Century, and Au Chi Shung: (i) offer, sell, contract to sell, secure, pledge, grant or sell any option, right or warrant to purchase, or otherwise lend, transfer or dispose of, or announce any intention to do so, any of the Locked Up Shares, or (ii) make any short sale, engage in any hedging transaction, or enter into any swap or other arrangement that transfers to another any of the economic consequences of ownership of the Locked Up Shares or any other securities of Golden Century, whether any such transaction described herein is to be settled by the delivery of Locked Up Shares, other securities, cash or otherwise.

The Shareholder further agrees that she will not announce during such period any intention to sell, transfer, encumber, grant an option to purchase or monetize any Locked Up Shares or other securities of Golden Century during or after such period without the prior written consent of David Cheng Lee and Hong Yang, acting in their capacity as directors or officers of Golden Century, and Au Chi Shung.

This letter agreement is governed by the laws of the Province of Ontario and the federal laws of Canada applicable therein. This letter agreement shall not be assigned by Shareholder without the prior written consent of the other parties. This letter agreement is irrevocable and will be binding on the Shareholder and its respective successors, heirs, personal representatives and permitted assigns.

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To the extent the lockup undertaking dated November 25, 2009 is effective, it is hereby terminated and superseded by this lockup agreement.

GOLDEN CENTURY RESOURCES LIMITED

By: ______________________

Authorized Signing Officers

____

Hong Yang

____

Au Chi Shung